Exhibit 99.1

MODEL N ANNOUNCES SECOND QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

SAN MATEO, Calif. – May 6, 2024 - Model N, Inc. (NYSE: MODN), a leader in cloud revenue management solutions, today announced financial results for the second quarter of fiscal year 2024 ended March 31, 2024.

Second Quarter 2024 Financial Highlights
•Revenues: Total revenues were $65.1 million, an increase of 4% from the second quarter of fiscal year 2023. Subscription revenues were $49.2 million, an increase of 9% from the second quarter of fiscal year 2023.

•Gross Profit: Gross profit was $37.2 million, an increase of 6% from the second quarter of fiscal year 2023. Gross margin was 57% for the second quarter of fiscal year 2024 compared to 56% for the second quarter of fiscal year 2023. Non-GAAP gross profit was $39.8 million, an increase of 5% from the second quarter of fiscal year 2023. Non-GAAP gross margin was 61% for the second quarter of fiscal year 2024 compared to 60% for the second quarter of fiscal year 2023. Subscription gross margin was 66% compared to 64% for the second quarter of fiscal year 2023. Non-GAAP subscription gross margin was 69% compared to 68% for the second quarter of fiscal year 2023.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $2.6 million compared to loss from operations of $3.1 million for the second quarter of fiscal year 2023. Non-GAAP income from operations was $10.7 million, an increase of 19% from the second quarter of fiscal year 2023.

•GAAP Net Loss: GAAP net loss was $1.4 million compared to a net loss of $33.3 million for the second quarter of fiscal year 2023. GAAP diluted net loss per share attributable to common stockholders was $0.04 based upon weighted average shares outstanding of 39.2 million compared to net loss per share of $0.88 for the second quarter of fiscal year 2023 based upon weighted average shares outstanding of 37.9 million.

•Non-GAAP Net Income: Non-GAAP net income, was $9.4 million, an increase of 38% from the second quarter of fiscal year 2023. Non-GAAP net income per diluted share was $0.24 based upon diluted weighted average shares outstanding of 39.7 million compared to non-GAAP net income per diluted share of $0.18 for the second quarter of fiscal year 2023 based upon diluted weighted average shares outstanding of 38.9 million. Beginning second quarter of fiscal year 2024, Non-GAAP net income is presented after provision for Non-GAAP provision for income tax. The Company utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate its non-GAAP blended statutory rate. All periods presented were revised to conform with this presentation.

•Adjusted EBITDA: Adjusted EBITDA was $10.9 million, an increase of 18% from the second quarter of fiscal year 2023. Adjusted EBITDA margin was 17% compared to 15% for the second quarter of fiscal year 2023.

•SaaS ARR and SaaS Net Dollar Retention: SaaS ARR hit $139.1 million, representing growth of 11% year-over-year. Trailing 12-month SaaS net dollar retention was 108%.

•RPO and Current RPO: Total RPO balance was $367.9 million, which was up 9% on a year-over-year basis and up 6% sequentially. The current portion of our RPO balance was up to $168.3 million, representing growth of 15% year-over-year and up 7% sequentially.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Transaction with Vista Equity Partners

Due to the Company’s pending acquisition by affiliates of Vista Equity Partners that was announced on April 8, 2024 there will not be a conference call or live webcast to discuss these financial results. In addition, the Company will not be providing financial guidance for the third quarter of fiscal year 2024 and is suspending its financial guidance for the full fiscal year 2024 as a result of the pending transaction.

About Model N

Model N is a leader in revenue optimization and compliance for pharmaceutical, medtech, and high-tech innovators. Our intelligent platform powers your digital transformation with integrated technology, data, analytics, and expert services that deliver deep insight and control.

Our integrated cloud solution is proven to automate pricing, incentive, and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high-tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom, and Microchip Technology. For more information, visit www.modeln.com.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This press release may be deemed to be solicitation material in respect of the proposed transaction involving Model N, Inc. (“Model N”) and affiliates of Vista Equity Partners. In connection with the proposed transaction, Model N has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and intends to file a definitive proxy statement on Schedule 14A and furnish to stockholders a proxy statement and WHITE proxy card. This press release is not a substitute for the proxy statement or any other document that Model N may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF MODEL N ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MODEL N AND THE PROPOSED TRANSACTION. The preliminary proxy statement and future materials to be filed by Model N will be made available to Model N’s investors and stockholders at no expense to them and copies may be obtained free of charge on Model N’s website at https://investor.modeln.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Model N and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Model N stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Model N’s executive officers and directors in the solicitation by reading the preliminary proxy statement filed with the SEC in connection with the transaction, the Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and the subsequent Quarterly Reports on Form 10-Q, and the definitive proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of Model N’s participants in the solicitation, which may, in some cases, be different than those of the Model N’s stockholders generally, are set forth in the preliminary proxy statement filed with the SEC and will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This press release may contain forward-looking statements including, among other things, statements regarding the potential merger and financial results of the Model N, as well as any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the ability to obtain the requisite approval from stockholders of Model N; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Model N will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Model N to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on Model N’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from Model N’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) delays in closing customer contracts; (x) Model N’s ability to improve and sustain its sales execution, including increasing bookings and growing revenues; (xi) the timing of new orders and the associated revenue recognition; (xii) adverse changes in general economic or market conditions; (xiii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (xiv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Model N’s competitors; (xv) Model N’s ability to increase and manage its growth effectively; (xvi) acceptance of Model N’s applications and services by customers; (xvii) success of new products; (xviii) the risk that the strategic initiatives that Model N may pursue will not result in significant future revenues; (xiv) changes in health care regulation and policy and tax in the United States and worldwide; (xx) Model N’s ability to retain customers; and (xxi) adverse impacts on Model N’s business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics, banking system instability and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in its filings with the SEC, including its most recent quarterly report on Form 10-Q and its annual report on Form 10-K for the fiscal year ended September 30, 2023, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this communication.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. Non-GAAP gross profit and subscription gross profit excludes stock-based compensation expenses and amortization of intangible assets as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income from operations excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt issuance costs, and loss on extinguishment of debt. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, interest expenses, interest income, other income (expenses), net, provision for income taxes, and loss on extinguishment of debt. Reconciliation tables are provided in this press release.

SaaS ARR is defined as the annualized value of our SaaS revenue, which is derived by dividing the SaaS portion of our recurring subscription revenue for the quarter by the number of days in the quarter, and multiplying it by 365 to get an annualized number. SaaS Net Dollar Retention uses the same SaaS ARR calculations to measure the percentage change in SaaS ARR from customers that are in the current period and the year-ago period. SaaS ARR that has been added from new customers that were not in the year-ago calculation is excluded from the SaaS Net Dollar Retention calculation. SaaS Net Dollar Retention has been reduced by any amount of churn for the customers that were in the year-ago period. SaaS ARR and SaaS Net Dollar Retention should be viewed independently of revenue, deferred revenue, and remaining performance obligations, and are not intended to be a substitute for, or combined with, any of these items.

Free cash flow is defined as net cash provided by operating activities less cash used for purchase of property plant and equipment.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

# # #

Investor Relations Contact:
Carolyn Bass
investorrelations@modeln.com

Media Contact:
BLASTmedia
Press@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of March 31, 2024	As of September 30, 2023
Assets
Current assets
Cash and cash equivalents	$334,559	$301,355
Funds held for customers	86	91
Accounts receivable, net	79,260	61,761
Prepaid expenses	4,610	5,922
Other current assets	8,462	14,777
Total current assets	426,977	383,906
Property and equipment, net	1,125	1,242
Operating lease right-of-use assets	7,707	9,885
Goodwill	65,665	65,665
Intangible assets, net	26,795	30,176
Other assets	10,131	9,221
Total assets	$538,400	$500,095
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,483	$3,888
Customer funds payable	86	91
Accrued employee compensation	14,257	14,645
Accrued liabilities	5,485	8,700
Operating lease liabilities, current portion	4,151	4,408
Deferred revenue, current portion	82,074	61,745
Total current liabilities	110,536	93,477
Long-term liabilities
Long term debt	281,203	280,358
Operating lease liabilities, less current portion	4,705	6,755
Other long-term liabilities	4,933	4,042
Total long-term liabilities	290,841	291,155
Total liabilities	401,377	384,632
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	439,297	414,562
Accumulated other comprehensive loss	(2,235)	(2,245)
Accumulated deficit	(300,045)	(296,860)
Total stockholders’ equity	137,023	115,463
Total liabilities and stockholders’ equity	$538,400	$500,095

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Revenues
Subscription	$49,182	$44,925	$96,837	$89,139
Professional services	15,929	17,679	31,765	32,619
Total revenues	65,111	62,604	128,602	121,758
Cost of revenues
Subscription	16,833	16,121	33,544	31,727
Professional services	11,040	11,499	22,198	22,164
Total cost of revenues	27,873	27,620	55,742	53,891
Gross profit	37,238	34,984	72,860	67,867
Operating expenses
Research and development	12,588	12,403	25,268	25,167
Sales and marketing	15,157	14,222	29,117	27,199
General and administrative	12,118	11,481	23,767	22,172
Total operating expenses	39,863	38,106	78,152	74,538
Loss from operations	(2,625)	(3,122)	(5,292)	(6,671)
Interest expense	1,836	1,508	3,670	2,942
Loss on extinguishment of debt	—	29,493	—	29,493
Interest income	$(3,842)	(1,789)	(7,382)	(3,089)
Other expenses (income), net	(10)	83	107	18
Loss before income taxes	(609)	(32,417)	(1,687)	(36,035)
Provision for income taxes	778	902	1,498	1,334
Net loss	$(1,387)	$(33,319)	$(3,185)	$(37,369)
Net loss per share:
Basic and diluted	$(0.04)	$(0.88)	$(0.08)	$(0.99)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	39,225	37,917	39,062	37,719

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(3,185)	$(37,369)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,816	4,262
Stock-based compensation	22,187	20,767
Amortization of debt issuance costs	845	629
Loss on extinguishment of debt	—	29,493
Deferred income taxes	249	(156)
Amortization of capitalized contract acquisition costs	2,642	2,416
Other non-cash charges	(4)	1,077
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(17,519)	(27,963)
Prepaid expenses and other assets	6,325	8,471
Accounts payable	582	(1,300)
Accrued employee compensation	(390)	(9,890)
Other current and long-term liabilities	(5,051)	(5,150)
Deferred revenue	20,493	8,563
Net cash provided by (used in) operating activities	30,990	(6,150)
Cash Flows from Investing Activities:
Purchases of property and equipment	(339)	(106)
Net cash used in investing activities	(339)	(106)
Cash Flows from Financing Activities:
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	2,548	2,555
Proceeds from issuance of 2028 Notes	—	253,000
Payment of debt issuance cost for 2028 Notes	—	(6,958)
Repayments of 2025 Notes	—	(165,210)
Net changes in customer funds payable	(5)	(374)
Net cash provided by financing activities	2,543	83,013
Effect of exchange rate changes on cash and cash equivalents	5	(12)
Net increase in cash and cash equivalents	33,199	76,745
Cash and cash equivalents
Beginning of period	301,446	194,127
End of period	$334,645	$270,872

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(1,387)	$(33,319)	$(3,185)	$(37,369)
Reversal of non-GAAP items
Stock-based compensation expense	11,622	10,362	22,187	20,767
Depreciation and amortization	1,856	1,989	3,816	4,262
Interest expense	1,836	1,508	3,670	2,942
Loss on extinguishment of debt	—	29,493	—	29,493
Interest income	(3,842)	(1,789)	(7,382)	(3,089)
Other (income) expense, net	(10)	83	107	18
Provision for income taxes	778	902	1,498	1,334
Adjusted EBITDA	$10,853	$9,229	$20,711	$18,358

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$37,238	$34,984	$72,860	$67,867
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,175	2,370	4,390	4,847
Amortization of intangible assets (b)	427	427	854	1,136
Non-GAAP gross profit	$39,840	$37,781	$78,104	$73,850
Percentage of revenue	61.2%	60.3%	60.7%	60.7%

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$32,349	$28,804	$63,293	$57,412
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,208	1,307	2,443	2,644
Amortization of intangible assets (b)	427	427	854	1,136
Non-GAAP subscription gross profit	$33,984	$30,538	$66,590	$61,192
Percentage of subscription revenue	69.1%	68.0%	68.8%	68.6%

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$4,889	$6,180	$9,567	$10,455
Reversal of non-GAAP expenses
Stock-based compensation (a)	967	1,063	1,947	2,203
Non-GAAP professional services gross profit	$5,856	$7,243	$11,514	$12,658
Percentage of professional services revenue	36.8%	41.0%	36.2%	38.8%

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(2,625)	$(3,122)	$(5,292)	$(6,671)
Reversal of non-GAAP expenses
Stock-based compensation (a)	11,622	10,362	22,187	20,767
Amortization of intangible assets (b)	1,655	1,726	3,381	3,734
Non-GAAP operating income	$10,652	$8,966	$20,276	$17,830

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(1,387)	$(33,319)	$(3,185)	$(37,369)
GAAP provision for income tax	778	902	1,498	1,334
GAAP loss before provision for income tax	(609)	(32,417)	(1,687)	(36,035)
Reversal of non-GAAP expenses
Stock-based compensation (a)	11,622	10,362	22,187	20,767
Amortization of intangible assets (b)	1,655	1,726	3,381	3,734
Loss on extinguishment of debt (c)	—	29,493	—	29,493
Amortization of debt issuance costs (c)	424	327	845	629
Non-GAAP net income before income tax provision	$13,092	$9,491	$24,726	$18,588

Non-GAAP provision for income taxes (d)	(3,666)	(2,657)	(6,923)	(5,205)
Non-GAAP net income	$9,426	$6,834	$17,803	$13,383

Denominator
Reconciliation between GAAP net loss and non-GAAP net income per share
Shares used in computing GAAP net loss per share:
Basic	39,225	37,917	39,062	37,719
Diluted	39,225	37,917	39,062	37,719
Shares used in computing non-GAAP net income per share
Basic	39,225	37,917	39,062	37,719
Add: effect of shares for stock plan activity	434	555	335	589
Add: effect of shares related to convertible senior notes	—	378	—	486
Diluted	39,659	38,850	39,397	38,794
GAAP net loss per share
Basic and diluted	$(0.04)	$(0.88)	$(0.08)	$(0.99)
Non-GAAP net income per share
Basic	$0.24	$0.18	$0.46	$0.35
Diluted	$0.24	$0.18	$0.45	$0.34

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$427	$427	$854	$1,136
Total amortization of intangibles assets in cost of revenue (b)	427	427	854	1,136
Operating expenses
Sales and marketing	1,228	1,299	2,527	2,598
Total amortization of intangibles assets in operating expense (b)	1,228	1,299	2,527	2,598
Total amortization of intangibles assets (b)	$1,655	$1,726	$3,381	$3,734

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,208	$1,307	$2,443	$2,644
Professional services	967	1,063	1,947	2,203
Total stock-based compensation in cost of revenue (a)	2,175	2,370	4,390	4,847
Operating expenses
Research and development	1,818	1,831	3,537	3,653
Sales and marketing	3,209	2,561	5,770	4,949
General and administrative	4,420	3,600	8,490	7,318
Total stock-based compensation in operating expense (a)	9,447	7,992	17,797	15,920
Total stock-based compensation (a)	$11,622	$10,362	$22,187	$20,767

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Free cash flow
Net cash provided by (used in) operating activities	$28,885	$12,142	$30,990	$(6,150)
Purchases of property and equipment	(240)	(80)	(339)	(106)
Free cash flow	$28,645	$12,062	$30,651	$(6,256)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, depreciation of fixed assets, amortization of debt issuance costs, loss on extinguishment of debt, and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Amortization of debt issuance costs. We believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(d)The Company utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate its non-GAAP blended statutory rate of 28% for the three and the six months ended March 31, 2024, and 2023.